Exhibit 99.2

RENEWAL AND TRANSITION SUPPLEMENTAL OPERATING AND FINANCIAL DATA THIRD QUARTER 2021

3Q 2021 SUPPLEMENTAL REPORT FORWARD-LOOKING STATEMENTS This supplemental information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, adopted pursuant to the Private Securities Litigation Reform Act of 1995. Statements that are not purely historical may be forward-looking. You can identify some of the forward-looking statements by their use of forward-looking words, such as ‘‘believes,’’ ‘‘expects,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘seeks,’’ ‘‘approximately,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates’’ or ‘‘anticipates,’’ or the negative of those words or similar words. Forward- looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations and financial position.A number of important factors could cause actual results to differ materially from those included within or contemplated by such forward- looking statements, including, but not limited to, the status of the economy, the status of capital markets (including prevailing interest rates), and our access to capital; the income and returns available from investments in health care related real estate, the ability of our borrowers and lessees to meet their obligations to us, our reliance on a few major operators; competition faced by our borrowers and lessees within the health care industry, regulation of the health care industry by federal, state and local governments, changes in Medicare and Medicaid reimbursement amounts (including due to federal and state budget constraints), compliance with and changes to regulations and payment policies within the health care industry, debt that we may incur and changes in financing terms, our ability to continue to qualify as a real estate investment trust, the relative illiquidity of our real estate investments, potential limitations on our remedies when mortgage loans default, and risks and liabilities in connection with properties owned through limited liability companies and partnerships. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under ‘‘Risk Factors’’ and other information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in our publicly available filings with the Securities and Exchange Commission. We do not undertake any responsibility to update or revise any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise. NON-GAAP INFORMATION This supplemental information contains certain non-GAAP information including EBITDAre, adjusted EBITDAre, FFO, FFO excluding non-recurring items, FAD, FAD excluding non-recurring items, adjusted interest coverage ratio, and adjusted fixed charges coverage ratio.A reconciliation of this non-GAAP information is provided on pages 21, 24 and 25 of this supplemental information, and additional information is available under the “Non-GAAP Financial Measures” subsection under the “Selected Financial Data” section of our website at www.LTCreit.com. TABLE OF CONTENTS 2 COMPANY Company Information & Leadership 3 INVESTMENTS Real Estate Activities Investments and Capital Recycling 4 Acquisitions, Mortgage & Mezzanine Loan Originations 5 Joint Ventures 6 Lease-Up and Renovations 7 5-Year Lease-Up History 8 PORTFOLIO Proforma Overview 9 Metrics 10 Proforma Diversification Geography, MSA, Age of Portfolio 11-12 Operators 13-14 Update 15 Proforma Maturity 16 FINANCIAL Proforma Enterprise Value 17 Debt Metrics 18 Debt Maturity 19 Financial Data Summary 20-21 Income Statement Data 22 Consolidated Balance Sheets 23 Funds from Operations 24-25 ESG and GLOSSARY ESG (Environmental, Social & Governance) 26 Glossary 27-28

Founded in 1992, LTC Properties, Inc. (NYSE: LTC) is a self-administered real estate investment trust (REIT) investing in seniors housing and health care properties primarily through sale-leaseback transactions, mortgage financing and structured finance solutions including preferred equity and mezzanine lending. LTC's portfolio encompasses Skilled Nursing Facilities (SNF), Assisted Living Communities (ALF), Independent Living Communities (ILF), Memory Care Communities (MC) and combinations thereof. Our main objective is to build and grow a diversified portfolio that creates and sustains shareholder value while providing our stockholders current distribution income. To meet this objective, we seek properties operated by regional operators, ideally offering upside and portfolio diversification (geographic, operator, property type and investment vehicle). For more information, visit www.LTCreit.com.

LTC LISTED NYSE

BOARD OF DIRECTORS

WENDY SIMPSON	Chairman
CORNELIA CHENG	ESG Committee Chairman
BOYD HENDRICKSON	Lead Independent Director
JAMES PIECZYNSKI	Nominating & Corporate Governance Committee Chairman
DEVRA SHAPIRO	Audit Committee Chairman
TIMOTHY TRICHE, MD	Compensation Committee Chairman

LEADERSHIP



WENDY SIMPSON
Chairman and
Chief Executive Officer



PAM KESSLER
Co-President,
CFO and Secretary



CLINT MALIN
Co-President and
Chief Investment Officer



CECE CHIKHALE
Executive Vice President,
Chief Accounting Officer
and Treasurer



DOUG KOREY
Executive Vice President,
Managing Director of
Business Development



GIBSON SATTERWHITE
Senior Vice President,
Asset Management



PETER LYEW
Vice President,
Director of Taxes



MANDI HOGAN
Vice President,
Marketing &
Investor Relations



MIKE BOWDEN
Vice President,
Investments



RACHEL SON
Vice President
and Controller

ANALYSTS

CONNOR SIVERSKY	Berenberg Capital Markets
JUAN SANABRIA	BMO Capital Markets Corp.
DANIEL BERNSTEIN	CapitalOne
AARON HECHT	JMP Securities, LLC
JORDAN SADLER	KeyBanc Capital Markets, Inc.
MIKE CARROLL	RBC Capital Markets Corporation
RICHARD ANDERSON	SMBC Nikko Securities
STEVE MANAKER	Stifel, Nicolaus & Company, Inc.

Any opinions, estimates, or forecasts regarding LTC's performance made by the analysts listed above do not represent the opinions, estimates, and forecasts of LTC or its management.

LTC PROPERTIES, INC.
2829 Townsgate Road
Suite 350
Westlake Village, CA 91361
805-981-8655
www.LTCreit.com

TRANSFER AGENT
Broadridge Shareholder Services
c/o Broadridge Corporate Issuer Solutions
1155 Long Island Avenue
Edgewood, NY 11717-8309
ATTN: IWS
866-708-5586

3Q 2021 SUPPLEMENTAL REPORT 3

3Q 2021 SUPPLEMENTAL REPORT Million $ 318.8 Total Sales (2) (1) Represents total investments. (2) Reflects total sales price. INVESTMENTS I 4 Million 139.2 Total Gains $ Billion $ 1.6 Total Investments (1) $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 YTD 2021 Investments Sales MILLION REAL ESTATE ACTIVITIES – INVESTMENTS AND CAPITAL RECYCLING SINCE 2010 (FROM JANUARY 1, 2010 THROUGH OCTOBER 28, 2021)

REAL ESTATE ACTIVITIES – ACQUISITIONS, MORTGAGE & MEZZANINE LOAN ORIGINATIONS
(DOLLAR AMOUNTS IN THOUSANDS)

ACQUISITIONS

DATE		# OF PROPERTIES	PROPERTY TYPE	# BEDS/ UNITS	LOCATION	OPERATOR	DATE OF CONSTRUCTION	CONTRACTUAL INITIAL CASH YIELD	PURCHASE PRICE
2020	1/10	1	SNF	140 beds	Longview, TX	HMG Healthcare	2014	8.50%	$ 13,500

LOAN ORIGINATIONS

DATE		# OF PROPERTIES	PROPERTY TYPE	# BEDS/ UNITS	LOCATION	LOAN TYPE	MATURITY DATE	OPERATOR	ORIGINATION	FUNDED AT ORIGINATION	REMAINING COMMITMENT	STATED INTEREST RATE
2020	6/2	4	SNF	501 beds	Various in MI [1]	Mortgage	Oct-2045	Prestige Healthcare	$ 2,000	$ 2,000	$ —	8.89%
2021	9/30	1	OTH	N/A	St Peters, MO [2]	Mortgage	Oct-2022	N/A[2]	$ 1,780	$ 1,780	$ —	7.50%
	10/1	1	SNF	189 beds	Lafayette, LA [3]	Mortgage	Oct-2024	Crossroads Area Management	27,347	27,047	300	7.50%
	10/5	1	ALF/MC	68 units	Ocala, FL [4]	Mortgage	Sep-2025	Pointe Group Care	16,707	12,530	4,177	7.75%
		3		189 beds/68 units					$ 45,834	$ 41,357	$ 4,477	

(1) We funded additional loan proceeds of $2,000 under an existing mortgage loan. The incremental funding bears interest at 8.89%, escalating annually by 2.25% thereafter.
(2) We entered into a one-year loan agreement secured by a parcel of land for a future development of a post-acute skilled nursing center to be operated by Ignite Medical Resorts.
(3) The term is three years, with one 12-month extension option.
(4) The term is approximately four years and the additional $4,177 loan commitment for the construction of a memory care addition to the property is to be funded at a later date, subject to satisfaction of various conditions.

MEZZANINE LOANS

COMMITMENT YEAR	LOCATION	PROPERTIES	OPERATOR	PROPERTY TYPE	INVESTMENT TYPE	MATURITY DATE	RETURN	# BEDS/ UNITS	INVESTMENT BALANCE
2018	Atlanta, GA	1	Galerie Management	ALF/MC/ILF	Mezzanine	Dec-2023	8.00% [1]	204 units	$ 7,461
2021	Bend, OR	1	BPM Senior Living	ILF	Mezzanine	Oct-2024	8.00% [2]	136 units	$ 4,355

(1) The term is approximately five years. The initial cash rate is 8.00% with a 12.00% IRR. Our investment represents 5.00% of the total estimated project cost.
(2) The term is three years, with two 12-month extension options. The initial rate is 8.00% for the first 18 months then increasing to 10.50% thereafter with a 10.50% IRR. Our investment represents approximately 8.00% of the total estimated project cost.

3Q 2021 SUPPLEMENTAL REPORT
INVESTMENTS I 5

REAL ESTATE ACTIVITIES – JOINT VENTURES

(DOLLAR AMOUNTS IN THOUSANDS)

UNCONSOLIDATED JOINT VENTURES

COMMITMENT YEAR	LOCATION	PROPERTIES	OPERATOR	PROPERTY TYPE	INVESTMENT TYPE	RETURN	# BEDS/ UNITS	INVESTMENT COMMITMENT	3Q21 FUNDING	TOTAL FUNDED TO DATE
2020	Arlington, WA	1	Fields Senior Living	UDP-AL/MC	Preferred Equity	7.00% (1)	95 units	$ 6,340	$ —	$ 6,340
2020	Vancouver, WA	1	Koelsch Communities	UDP-IL/AL	Preferred Equity	8.00% (2)	267 units	13,000	—	13,000
		2					362 units	$ 19,340	$ —	$ 19,340

(1) The initial cash rate is 7.00% increasing to 9.00% in year four until the IRR is 8.00%. After achieving an 8.00% IRR, the cash rate drops to 8.00% with an IRR ranging between of 12.00% and 14.00% depending upon timing of redemption. Our investment represents 15.50% of the total estimated project cost.

(2) The initial cash rate is 8.00% with an IRR of 12.00%. Our investment represents 11.60% of the total estimated project cost. The JV provides Koelsch the option to buy out our investment at anytime after August 31, 2023 at the IRR rate.

CONSOLIDATED JOINT VENTURES

INVESTMENT YEAR	LOCATION	OPERATOR	PROPERTY TYPE	INVESTMENT PURPOSE	# BEDS/ UNITS	TOTAL JOINT VENTURES COMMITMENT	NON-CONTROLLING INTEREST CONTRIBUTION	LTC CONTRIBUTION
2017	Cedarburg, WI	Tealwood Senior Living	ALF/MC/ILF	Owned Real Estate & Development	110 units	$ 22,244	$ 2,305	$ 19,939
2017	Spartanburg, SC	ALG Senior	ALF	Owned Real Estate	87 units	11,660	1,241	10,419
					197 units	33,904	3,546	30,358
2018	Medford, OR	Fields Senior Living (1)	ALF/MC	Owned Real Estate & Development	78 units	17,871	1,090	16,781
2018	Medford, OR	Fields Senior Living (1)	ILF	Owned Real Estate	89 units	14,401	2,858	11,543
					167 units	32,272	3,948	28,324
2019	Abingdon, VA	English Meadows Senior Living	ALF/MC	Owned Real Estate	74 units	16,895	919	15,976
					438 units	$ 83,071	$ 8,413	$ 74,658

(1) Represents a single joint venture with ownership in two properties.

3Q 2021 SUPPLEMENTAL REPORT

INVESTMENTS I 6

REAL ESTATE ACTIVITIES – LEASE-UP AND RENOVATIONS
(DOLLAR AMOUNTS IN THOUSANDS)

LEASE-UP

DATE ACQUIRED	DATE OPENED	OCCUPANCY AT 9/30/2021	DEVELOPMENT COMMITMENT YEAR	PROJECT TYPE	LOCATION	OPERATOR	# OF PROJECTS	PROPERTY TYPE	# BEDS/ UNITS	CONTRACTUAL INITIAL CASH YIELD	TOTAL INVESTMENT[1]
May-2018	Sep-2020 [2]	45%	2018	Development	Medford, OR	Fields Senior Living	1	ALF/MC	78 units	7.65%	$ 17,885

(1) Total Investment includes land acquisition, closing costs and total development funding and excludes capitalized interest.
(2) Certificate of occupancy was received in March 2020 and license was received in May 2020. Due to COVID-19 pandemic, opening was delayed until September 2020.

RENOVATIONS: MORTGAGE LOANS

ESTIMATED INTEREST DATE	COMMITMENT YEAR	PROJECT TYPE	LOCATION	OPERATOR	# OF PROJECTS	PROPERTY TYPE	CONTRACTUAL INITIAL CASH YIELD	INVESTMENT COMMITMENT	3Q21 FUNDING	TOTAL FUNDED TO DATE	REMAINING COMMITMENT
— [1]	2018	Renovation	Grand Haven, MI	Prestige Healthcare	1	SNF	9.41%	$ 3,000	$ 18	$ 1,699	$ 1,301

(1) This commitment is part of a total loan commitment secured by four properties in Michigan. Interest payment increases upon each funding.

3Q 2021 SUPPLEMENTAL REPORT

INVESTMENTS I 7

REAL ESTATE ACTIVITIES – 5-YEAR LEASE-UP HISTORY

PROPERTY	LOCATION	OPERATOR	PROPERTY TYPE	PROJECT TYPE	# BEDS/ UNITS	DATE ACQUIRED	DATE OPENED [1]	DATE STABILIZED	# OF MONTHS TO STABILIZATION
Greenridge Place	Westminster, CO	Anthem	MC	Development	60 units	Dec-2013	Feb-2015	Feb-2017	24 [2]
Harvester Place	Burr Ridge, IL	Anthem	MC	Development	66 units	Oct-2014	Feb-2016	Feb-2018	24 [2]
Vineyard Place	Murrieta, CA	Anthem	MC	Development	66 units	Sep-2015	Aug-2016	Aug-2018	24 [2]
Porter Place	Tinley Park, IL	Anthem	MC	Development	66 units	May-2015	Jul-2016	Jul-2018	24 [2]
Emerald Place	Glenview, IL	Anthem	MC	Development	66 units	Oct-2015	Dec-2017	Dec-2019	24 [2]
Grace Point Place	Oak Lawn, IL	Anthem	MC	Development	66 units	Oct-2016	Jun-2018	Jun-2020	24 [2]
Boonespring Healthcare Center	Union, KY	Carespring	SNF	Development	143 beds	Sep-2016	Feb-2019	Dec-2019	10
Pavilion at Creekwood	Mansfield, TX	Fundamental	SNF	Acquisition	126 beds	Feb-2016	Jul-2015	Feb-2017	12
Carmel Village Memory Care	Clovis, CA	Generations	MC/ILF	Acquisition	73 units	Jun-2017	Sep-2016	Jun-2018	12
Carmel Village at Clovis	Clovis, CA	Generations	ALF	Acquisition	107 units	Jun-2017	Nov-2014	Jun-2018	12
Ignite Medical Resort Blue Springs	Independence, MO	Ignite Medical Resorts	SNF	Development	90 beds	Aug-2019	Sep-2020	Jun-2021	9
Oxford Villa	Wichita, KS	Oxford Senior Living	ILF	Development	108 units	May-2015	Nov-2016	Nov-2018	24 [2]
Oxford Kansas City	Kansas City, MO	Oxford Senior Living	ALF/MC	Acquisition	73 units	Oct-2017	Aug-2017	Jun-2019	22
Hamilton House	Cedarburg, WI	Tealwood	ALF/MC/ILF	Development	110 units	Dec-2017	Feb-2019	Feb-2021	24 [2]

(1) Represents date of Certificate of Occupancy.
(2) Although this property met our definition of stabilization on page 28 based on the time criteria, it did not meet the occupancy threshold.

3Q 2021 SUPPLEMENTAL REPORT
INVESTMENTS I 8

PROFORMA PORTFOLIO OVERVIEW

PROFORMA PORTFOLIO OVERVIEW

(DOLLAR AMOUNTS IN THOUSANDS)

				TWELVE MONTHS ENDED SEPTEMBER 30, 2021		
PROPERTY TYPE	# OF PROPERTIES	GROSS INVESTMENT	% OF INVESTMENT	RENTAL INCOME (1)	INTEREST INCOME (2)	% OF REVENUES
Assisted Living	103	$ 855,545	50.1%	$ 58,488	$ 985	39.7%
Skilled Nursing	73	839,427	49.1%	55,439	33,745	59.6%
Other[3]	1	13,140	0.8%	967	135	0.7%
Total	177	$ 1,708,112	100.0%	$ 114,894	$ 34,865	100.0%

(1) Includes cash rent, straight-line rent and amortization of lease incentives and excludes real estate tax reimbursement, straight-line rent write-off and rental income from properties sold during the twelve months ended September 30, 2021. See page 20 for Components of Rental Income.

(2) Includes interest income from mortgage loans and contractual interest income in year one for loans originated in September and October of 2021. See page 5 for additional information on loan originations.

(3) Includes three parcels of land held-for use, one behavioral health care hospital and one parcel of land securing a first mortgage held for future development of a post-acute skilled nursing center.


Gross Real Property
82.4%
$1.4B
Mortgage Loans Receivable *
17.6%
$0.3B

*Weighted average maturity – 19.9 years


33
Operators
27
States
177 Properties

3Q 2021 SUPPLEMENTAL REPORT PORTFOLIO I 9

3Q 2021 SUPPLEMENTAL REPORT (1) Information is from property level operator financial statements which are unaudited and have not been independently verified by LTC. (2) The coverage and occupancy levels at our properties will be adversely affected if COVID-19 or another pandemic results in infections on a large scale at our properties, early resident move-outs, our operators delay accepting new residents due to quarantines, and/or potential occupants postpone moving to a senior housing facility. (3) Excludes Coronavirus Stimulus Funds. See definition on page 27. ASSISTED LIVING TOTAL PORTFOLIO PAYOR SOURCE SNF PORTFOLIO PAYOR SOURCE SKILLED NURSING 1.50 1.61 1.98 2.08 72.4% 71.3% 60.0% 70.0% 80.0% 90.0% 100.0% 0.00 1.00 2.00 3.00 1Q21 2Q21 Occupancy % Normalized EBITDAR Normalized EBITDARM Occupancy 0.84 0.86 1.04 1.06 76.7% 74.4% 70.0% 80.0% 90.0% 100.0% 0.00 0.50 1.00 1.50 2.00 1Q21 2Q21 Occupancy % Normalized EBITDAR Normalized EBITDARM Occupancy SNF metrics include CSF, as allocated/reported by operators. Excluding CSF, the 2Q21 normalized EBITDAR and EBITDARM coverages were 0.99 and 1.44, respectively, and 1.06 and 1.52, respectively, for 1Q21. SAME PROPERTY PORTFOLIO COVERAGE STATISTICS (1)(2) STABILIZED PROPERTY PORTFOLIO (1)(3) ALF metrics include Coronavirus Stimulus Funds (“CSF”) as allocated/reported by operators. Excluding CSF, the 2Q21 normalized EBITDAR and EBITDARM coverages were 0.68 and 0.87, respectively, and 0.72 and 0.91, respectively, for 1Q21. See definition of Coronavirus Stimulus Funds on Page 27. PORTFOLIO I 10 PORTFOLIO METRICS (TRAILING TWELVE MONTHS THROUGH JUNE 30, 2021 AND MARCH 31, 2021) 59.0% 12.0% 29.0% 0.0% 20.0% 40.0% 60.0% 80.0% Private Pay Medicare Medicaid 29.7% 20.9% 49.4% 0.0% 20.0% 40.0% 60.0% 80.0% Private Pay Medicare Medicaid

3Q 2021 SUPPLEMENTAL REPORT States in which we have some of the highest concentration of properties are states with the highest projected increases in the 80+ population cohort over the next decade. Represents 10 states with the highest projected increases in the 80+ population cohort from year 2020 to year 2030 Source: The American Senior Housing Association, Winter 2018, Population Growth Forecast by State CA WA ME NV WY IL AR LA WV ND NY OR AZ NM TX UT ID MT SD NE KS OK MS MN WI FL AL GA SC TN MO IA IN OH PA NJ NC VA CO KY 4 17 1 2 3 1 2 4 2 1 5 6 17 5 2 7 7 3 8 4 13 7 5 1 22 2 5 7 1 1 1 1 2 2 1 2 2 MI 27 STATES * Behavioral health care hospital SNF (73) ALF (103) OTH*(1) Land (4) PORTFOLIO I 11 PROFORMA PORTFOLIO DIVERSIFICATION - GEOGRAPHY (AS OF SEPTEMBER 30, 2021) 1

3Q 2021 SUPPLEMENTAL REPORT 48.9% 18.2% 23.1% 7.5% 2.3% 0.0% 20.0% 40.0% 60.0% 80.0% MSAs 1-31 MSAs 32-100 MSAs > 100 Cities in Micro-SA Cities not in MSA or Micro-SA 23 years 14 years 0 10 20 30 40 Skilled Nursing Assisted Living Years (1) The MSA rank by population as of July 1, 2019, as estimated by the United States Census Bureau. Approximately 67% of our properties are in the top 100 MSAs. (1) Due to master leases with properties in various states, revenue by state is not available. (2) Includes three parcels of land held-for use, one behavioral health care hospital and one parcel of land securing a first mortgage held for future development of a post- acute skilled nursing center. (3) Subsequent to September 30, 2021, we funded a $12,530 mortgage loan secured by a 68-unit assisted living and memory care community in Florida. See page 5 for additional information on loan originations. (4) Subsequent to September 30, 2021, we funded a $27,047 mortgage loan secured by a 189-bed skilled nursing center in Louisiana. See page 5 for additional information on loan originations. (1) As calculated from construction date or major renovation/expansion date. Includes owned portfolio and mortgage loans secured by 22 SNF center in Michigan, an ALF/MC community in Florida and a SNF center in Louisiana. GROSS PORTFOLIO BY MSA (1) AVERAGE PORTFOLIO AGE (1) PORTFOLIO I 12 PROFORMA PORTFOLIO DIVERSIFICATION – GEOGRAPHY (27 STATES) (AS OF SEPTEMBER 30, 2021, DOLLAR AMOUNTS IN THOUSANDS) # OF STATE (1) PROPS % ALF % SNF % % Michigan 24 282,022 $ 16.5% 21,422 $ 2.5% 259,657 $ 30.9% 943 $ 7.2% Texas 34 274,204 16.1% 71,394 8.4% 202,810 24.2% — — Wisconsin 8 114,288 6.7% 100,342 11.7% 13,946 1.7% — — California 7 105,997 6.2% 83,735 9.8% 22,262 2.6% — — Colorado 13 104,445 6.1% 104,445 12.2% — — — — Illinois 5 87,934 5.1% 87,934 10.3% — — — — Ohio 9 86,787 5.1% 32,787 3.8% 54,000 6.4% — — Florida(3) 11 81,164 4.7% 48,299 5.6% 32,865 3.9% — — New Jersey 4 62,832 3.7% 62,832 7.3% — — — — Kentucky 3 62,821 3.7% 14,301 1.7% 48,520 5.8% — — All Others(4) 59 445,618 26.1% 228,054 26.7% 205,367 24.5% 12,197 92.8% Total 177 1,708,112 $ 100.0% 855,545 $ 100.0% 839,427 $ 100.0% 13,140 $ 100.0% OTH (2) INVESTMENT GROSS

PROFORMA PORTFOLIO DIVERSIFICATION – 33 OPERATORS

(AS OF SEPTEMBER 30, 2021, DOLLAR AMOUNTS IN THOUSANDS)

OPERATORS	# OF PROPS		ANNUALIZED ACTUAL CASH[1]	%		PROFORMA ANNUALIZED CONTRACTUAL CASH[2]	%		PROFORMA ANNUALIZED GAAP[3]	%		PROFORMA GROSS INVESTMENT	%
Prestige Healthcare	24	$	26,754	20.7%	$	26,754	18.8%	$	32,684	20.1%	$	272,789	16.0%
Brookdale Senior Living [4]	35		14,504	11.2%		14,504	10.2%		14,492	8.9%		102,261	6.0%
Anthem Memory Care [4]	11		10,800	8.4%		10,800	7.6%		10,800	6.6%		136,483	8.0%
Carespring Health Care Management	4		10,242	7.9%		10,242	7.2%		11,185	6.9%		102,520	6.0%
Fundamental	7		8,892	6.9%		8,892	6.3%		8,392	5.2%		75,795	4.4%
Traditions Senior Management	7		8,722	6.7%		8,722	6.2%		8,257	5.1%		71,742	4.2%
Genesis Healthcare [4]	6		8,539	6.6%		8,539	6.0%		8,539	5.3%		50,004	2.9%
Juniper Communities	7		6,810	5.3%		6,810	4.8%		6,462	4.0%		92,319	5.4%
Randall Residence	8		4,291	3.3%		4,291	3.0%		4,291	2.6%		66,454	3.9%
Fields Senior Living	4		3,763	2.9%		3,763	2.6%		3,820	2.4%		64,529	3.8%
All Others [4][5]	64		25,952	20.1%		38,806	27.3%		53,480	32.9%		673,216	39.4%
	177	$	129,269	100.0%	$	142,123	100.0%	$	162,402	100.0%	$	1,708,112	100.0%

(1) Represents annualized cash rent and interest income received for the month of September 2021 for investments as of September 30, 2021.
(2) Represents annualized contractual cash rent and interest income prior to abatements for the month of September 2021, except for Anthem, Senior Care/Abri Health and Senior Lifestyle and contractual cash interest income in year one for loans originated in September and October of 2021. See page 14 for operator updates and see page 5 for additional information on loan originations.
(3) Represents annualized GAAP rent and interest income prior to abatements for the month of September 2021, except for Anthem, Senior Care/Abri Health and Senior Lifestyle and contractual cash interest income in year one for loans originated in September and October of 2021. See page 14 for operator updates and page 5 for additional information on loan originations.
(4) See operator updates on page 14.
(5) Includes two mortgage loans totaling $39,577 that were originated subsequent to September 30, 2021 with a weighted average interest rate of 7.7%. See page 5 for additional information on loan originations.

PRESTIGE	Privately Held	SNF/ALF/ILF Other Rehab	78 Properties	5 States
BROOKDALE	NYSE: BKD	ILF/ALF/MC Continuing Care	682 Properties	41 States
ANTHEM	Privately Held	Exclusively MC	12 Properties	5 States
CARESPRING	Privately Held	SNF/ALF/ILF Transitional Care	13 Properties	2 States
FUNDAMENTAL	Privately Held	SNF/MC Hospitals & Other Rehab	80 Properties	8 States

TRADITIONS MGMT	Privately Held	SNF/ALF/ILF	22 Properties	5 States
GENESIS	OTC PINK: GENN	SNF/ALF Senior Living	More than 250 Properties	23 States
JUNIPER	Privately Held	ALF/ILF/MC/SNF	27 Properties	4 States
RANDALL	Privately Held	ALF/MC/ILF	20 Properties	3 States
FIELDS	Privately Held	ALF/MC/ILF	4 Properties	2 States

3Q 2021 SUPPLEMENTAL REPORT

PORTFOLIO I 13

PORTFOLIO DIVERSIFICATION – OPERATOR UPDATE
(DOLLAR AMOUNTS IN THOUSANDS)

SENIOR CARE CENTERS
Our generation caring for theirs...

In March 2021, Senior Care Centers, LLC ("Senior Care") and Senior Care's parent company, Abri Health Services, LLC ("Abri Health") (collectively, "Lessee") failed to pay rent and additional obligations owed under the master lease. Accordingly, we sent a notice of default and applied proceeds from letters of credit to certain obligations owed under the master lease. Furthermore, we sent the Lessee a notice of termination of the master lease to be effective April 17, 2021. On April 16, 2021, the Lessee filed for Chapter 11 bankruptcy. In August 2021, the United States Bankruptcy Court approved a settlement agreement between Lessee and LTC. The settlement provides for, among other things, a one-time payment of $3,250 from LTC to the affiliates of Lessee in exchange for cooperation and assistance in facilitating an orderly transition of the 11 skilled nursing centers from the Lessee and its affiliates to affiliates of HMG Healthcare, LLC which occurred on October 1, 2021.

SENIOR LIFESTYLE
FAMILY-OWNED COMMUNITIES

During 2020, an affiliate of Senior Lifestyle ("Senior Lifestyle") paid us $13,800 of their $18,400 contractual rent and we applied their letter of credit and deposits totaling $3,725 to past due rent of $3,600 and to their outstanding notes receivable of $125. Accordingly, we recognized $17,400 of rental revenue from Senior Lifestyle in 2020. To date in 2021, Senior Lifestyle has not paid rent or its other obligations under the master lease. During 2021, we transition 18 assisted living communities previously leased to Senior Lifestyle to five operators. These communities are located in Illinois, Ohio, Wisconsin, Colorado, Pennsylvania and Nebraska. Also, during 2021, we sold three Wisconsin communities and a closed community in Nebraska previously leased to Senior Lifestyle for a combined total of $35,900. We received total proceeds of $34,764 and recorded a net gain on sale of $5,390. We expect to transition the remaining New Jersey community to an existing operator during 4Q21.

ANTHEM
MEMORY CARE

Rental revenue from Anthem is currently being accounted for on a cash basis due to Anthem's 2017 default under its master lease. Anthem paid us annual cash rent of $9,900 in 2020, and we anticipate they will pay annualized cash rent of $10,800 through 2021. Anthem is current on agreed upon rent payments through October 2021.

BROOKDALE
SENIOR LIVING

Brookdale's master lease was scheduled for expiration on December 31, 2021. During 1Q21, we extended their term by one year through an amended master lease, with a new maturity date of December 31, 2022. Also, the renewal options under the amended master lease will remain the same which provides three renewal options consisting of a three-year renewal option, a five-year renewal option and a 10-year renewal option. The notice period for the first renewal option is January 1, 2022 to April 30, 2022. During 2020, we extended a $4,000 capital commitment to Brookdale, which is available through December 31, 2021 at a 7% yield. As of September 30, 2021, we have funded $3,340 under this agreement and our remaining commitment is $660. Brookdale is current on rent payments through October 2021.

Other Operators

During 2020, we consolidated our two master leases with an operator into one combined master lease and agreed to abate $650 of rent and allow the operator to defer rent as needed through March 31, 2021. During 2021, the combined master lease was amended to extend the rent deferral period through December 31, 2021. The operator deferred rent of $1,196 for 3Q21 and $438 for October 2021. The deferred balance due from this operator is $3,250 as of October 2021. The operator can defer rent up to $441 for each of November and December 2021.

3Q 2021 SUPPLEMENTAL REPORT

PORTFOLIO I 14

3Q 2021 SUPPLEMENTAL REPORT PORTFOLIO I 15 PORTFOLIO UPDATE (AMOUNTS IN THOUSANDS) ABATED RENT ▪ $970 abated rent during 3Q21 DELINQUENT RENT ▪ $4,778 delinquent 3Q21 rent: $3,817 related to Senior Care and Abri Health and $961 related to Senior Lifestyle. See page 14 for more detail. ▪ Deferred rent of $1,300, net of repayments, during 3Q21. ▪ As of September 30, 2021, outstanding deferred rent of $4,414 related to assisted living communities. ▪ Our rent deferral agreements generally require the deferred rent to be paid within 6 to 36 months. ▪ LTC evaluated deferral requests with close attention to ongoing operations, rent coverage, corporate financial health and liquidity of the operator. DEFERRED RENT (1) Contractual rent and mortgage interest collected, excluding Senior Lifestyle and Senior Care/Abri Health, was 93.5%. CONTRACTUAL RENT AND MORTGAGE INTEREST 3Q21 EXCLUDING SENIOR LIFESTYLE (1) Collected, 84.2%(1) - $32,392 Abated, 2.5% - $970 Deferred, 3.4% - $1,300 Delinquent, 9.9% - $3,817 ▪ Provided $438 of deferred rent and $240 of rent abatement in October 2021. ▪ Agreed to provide rent deferrals up to $441 and abatements up to $240 for each of November and December 2021. SUBSEQUENT TO SEPTEMBER 30, 2021

3Q 2021 SUPPLEMENTAL REPORT 9.4% 2.7% 4.4% 5.6% 10.9% 6.9% 1.9% 36.8% 0.1% 0.0% 1.2% 0.6% 0.0% 0.0% 0.0% 19.5% 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% 2022 2023 2024 2025 2026 2027 2028 Thereafter Leases Loans (As a % of Total Annualized Income)(1) Near Term Lease/Loan Maturities: • Three in 2022 with an annualized GAAP income totaling $15.4 million (2) • Six in 2023 with an annualized GAAP rent totaling $4.3 million • Two in 2024 with an annualized GAAP income totaling $9.1 million As of September 30, 2021, approximately 92% of owned properties are covered under master leases and approximately 91% of rental revenues come from master leases or cross- default leases. (1) Represents annualized GAAP rent and interest income prior to abatements for the month of September 2021, except for Anthem, and includes annualized interest income from mortgage loans originated during 3Q21 through October 28, 2021. See page 14 for an operator update and page 5 for additional information on loan originations. (2) One of the two lease maturities is Brookdale which represents 95% of the annualized GAAP rent maturing in 2022 as of September 30, 2021. See page 14 for Brookdale disclosure. (3) Subsequent to September 30, 2021, we funded a $27,047 mortgage loan secured by a 189-bed skilled nursing center in Louisiana. See page 5 for additional information on loan originations. (4) Subsequent to September 30, 2021, we funded a $12,530 mortgage loan secured by a 68-unit assisted living and memory care community in Florida. See page 5 for additional information on loan originations. PROFORMA PORTFOLIO MATURITY (AS OF SEPTEMBER 30, 2021, DOLLAR AMOUNTS IN THOUSANDS) % OF % OF % OF YEAR TOTAL TOTAL TOTAL 2022 15,256 $ (2) 12.0% 135 $ 0.4% 15,391 $ 9.5% 2023 4,303 3.4% — — 4,303 2.7% 2024 7,094 5.6% 2,057 (3) 5.9% 9,151 5.6% 2025 9,068 7.1% 985 (4) 2.8% 10,053 6.2% 2026 17,744 13.9% — — 17,744 10.9% 2027 11,285 8.8% — — 11,285 6.9% 2028 3,067 2.4% — — 3,067 1.9% Thereafter 59,714 46.8% 31,694 90.9% 91,408 56.3% Total 127,531 $ 100.0% 34,871 $ 100.0% 162,402 $ 100.0% GAAP INCOME(1) INCOME(1) INCOME(1) RENTAL INTEREST ANNUALIZED PORTFOLIO I 16

3Q 2021 SUPPLEMENTAL REPORT Bank borrowings - weighted average rate 1.2% 134,400 $ Senior unsecured notes, net of debt issue costs - weighted average rate 4.3% (1) 527,429 Total debt - weighted average rate 3.7% 661,829 33.0% No. of shares Common stock 39,374,044 34.14 $ (2) 1,344,230 67.0% Total Market Value 1,344,230 2,006,059 $ 100.0% Add: Non-controlling interest 8,413 Less: Cash and cash equivalents (5,882) 2,008,590 $ Debt to Enterprise Value 32.9% Debt to Annualized Adjusted EBITDAre (3) 5.8x Proforma Debt to Annualized Adjusted EBITDAre (3) 5.7x ENTERPRISE VALUE EQUITY 10/21/2021 Closing Price TOTAL VALUE DEBT CAPITALIZATION SEPTEMBER 30, 2021 (1) Represents outstanding balance of $527,980, net of debt issue costs of $551. (2) Closing price of our common stock as reported by the NYSE on October 21, 2021. (3) See page 21 for reconciliation of annualized adjusted EBITDAre. FINANCIAL I 17 PROFORMA ENTERPRISE VALUE (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND NUMBER OF SHARES)

3Q 2021 SUPPLEMENTAL REPORT LEVERAGE RATIOS COVERAGE RATIOS LINE OF CREDIT LIQUIDITY FINANCIAL I 18 DEBT METRICS (DOLLAR AMOUNTS IN THOUSANDS) $134,400 $89,900 $93,900 $112,000 $465,600 $510,100 $506,100 $488,000 $- $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 3Q21 2020 2019 2018 Balance Available 5.7x 4.3x 5.8x 4.3x 4.4x 4.9x 4.6x 4.8x 4.3x 4.7x 0.0 2.0 4.0 6.0 8.0 Debt to Adjusted EBITDAre Adjusted EBITDAre/ Fixed Charges 3Q21 Annualized Proforma 3Q21 Annualized 2020 2019 2018 36.3% 32.9% 36.3% 35.3% 35.8% 29.8% 37.2% 28.0% 35.2% 28.0% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% Debt to Gross Asset Value Debt to Total Enterprise Value 3Q21Proforma 3Q21 2020 2019 2018

3Q 2021 SUPPLEMENTAL REPORT Senior Unsecured Notes 79.7% Unsecured Line of Credit 20.3% $0 $134,400 $0 $0 $0 $0 $0 $0 $0 $15,000 $48,160 $49,160 $49,160 $49,500 $51,500 $54,500 $55,000 $156,000 $- $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 2021 2022 2023 2024 2025 2026 2027 2028 Thereafter Unsecured Line Senior Unsecured Notes (1) Reflects scheduled principal payments. (2) Excludes debt issue costs which are netted against the principal outstanding in the senior unsecured notes balance on our Consolidated Balance Sheets shown on page 23. DEBT STRUCTURE FINANCIAL I 19 DEBT MATURITY (AS OF SEPTEMBER 30, 2021, DOLLAR AMOUNTS IN THOUSANDS) UNSECURED SENIOR LINE OF UNSECURED % OF YEAR CREDIT NOTES (1) TOTAL TOTAL 2021 — $ 15,000 $ 15,000 $ 2.3% 2022 134,400 48,160 182,560 27.6% 2023 — 49,160 49,160 7.4% 2024 — 49,160 49,160 7.4% 2025 — 49,500 49,500 7.5% 2026 — 51,500 51,500 7.8% 2027 — 54,500 54,500 8.2% 2028 — 55,000 55,000 8.3% Thereafter — 156,000 156,000 23.5% Total 134,400 $ 527,980 $ (2) 662,380 $ (2) 100.0%

FINANCIAL DATA SUMMARY

(DOLLAR AMOUNTS IN THOUSANDS)

	PROFORMA[1] 9/30/2021	9/30/21	12/31/20	12/31/19	12/31/18
Gross real estate assets	$ 1,708,112	$ 1,668,535	$ 1,711,844	$ 1,741,230	$ 1,666,842
Net real estate investments	$ 1,340,322	$ 1,300,745	$ 1,359,609	$ 1,390,915	$ 1,349,520
Gross asset value	$ 1,821,067	$ 1,821,067	$ 1,811,867	$ 1,864,705	$ 1,831,070
Total debt [2]	$ 661,829	$ 661,829	$ 649,382	$ 693,388	$ 645,029
Total liabilities [2]	$ 700,158	$ 700,158	$ 683,680	$ 728,783	$ 680,649
Total equity	$ 752,930	$ 752,930	$ 775,806	$ 785,426	$ 832,971

(1) The gross real estate assets and net real estate investments were adjusted to include the two mortgage loans originated subsequent to September 30, 2021 totaling $39,577. Gross asset value reflects applying cash on hand at September 30, 2021 for these mortgage loan originations.

(2) Includes outstanding gross bank borrowings and senior unsecured notes, net of debt issue costs.

NON-CASH REVENUE COMPONENTS

	3Q21	4Q21[1]	1Q22[1]	2Q22[1]	3Q22[1]
Straight-line rent	$ (44)	$ (132)	$ (281) [2]	$ (761) [2]	$ (313)
Amortization of lease incentives	(158)	(184)	(184)	(184)	(184)
Effective interest	1,473	1,398	1,348	1,341	1,331
Net	$ 1,271	$ 1,082	$ 883	$ 396	$ 834

(1) For leases and loans in place at September 30, 2021, assuming no renewals, modifications or replacements and no new investments are added to our portfolio.

(2) Includes deferred rent repayment.

COMPONENTS OF RENTAL INCOME

	THREE MONTHS ENDED SEPTEMBER 30,			NINE MONTHS ENDED SEPTEMBER 30,		
	2021	2020	Variance	2021	2020	Variance
Cash rent	$25,934	$32,010	$(6,076) [1]	$80,967	$98,465	$(17,498) [1]
Operator reimbursed real estate tax revenue	3,588	3,352	236 [2]	10,655	11,685	(1,030) [2]
Straight-line rent	(44)	228	(272) [3]	619	1,701	(1,082) [3]
Straight-line rent write-off	—	(5,472)	5,472 [5]	(758) [4]	(23,029) [5]	22,271
Amortization of lease incentives	(158)	(108)	(50)	(386)	(502)	116 [6]
Total rental income	$29,320	$30,010	$ (690)	$91,097	$88,320	$ 2,777

(1) QoQ: Decreased primarily due to Senior Care's and Abri Health's unpaid lease obligations, Senior Lifestyle's non-payment, net of re-leasing properties in the portfolio, and abated and deferred rent, partially offset by increased rent from completed development projects and contractual rent increases. YoY: Decreased primarily due to QoQ explanation and 50% 2021 escalation reduction.

(2) QoQ increase and YoY decrease due to the timing of certain operators' property tax escrow receipts and payment of related taxes.

(3) Decrease primarily due to more leases accounted for on a cash basis as compared to the prior period and normal amortization.

(4) Represents the write-off of an operator's straight-line rent receivable during 1Q21.

(5) Represents a write-off of straight-line rent receivable relating to Genesis and another operator in 3Q20 and Senior Lifestyle in 2Q20.

(6) Decreased primarily due to a write-off of lease incentives relating to Senior Lifestyle in 2Q20.

3Q 2021 SUPPLEMENTAL REPORT

FINANCIAL I 20

FINANCIAL DATA SUMMARY
(DOLLAR AMOUNTS IN THOUSANDS)

RECONCILIATION OF ANNUALIZED ADJUSTED EBITDAre AND FIXED CHARGES

	PROFORMA THREE MONTHS ENDED 9/30/2021 [1]	THREE MONTHS ENDED 9/30/21	FOR THE YEAR ENDED 12/31/2020	FOR THE YEAR ENDED 12/31/2019	FOR THE YEAR ENDED 12/31/2018
Net income	$ 11,837	$ 11,114	$ 95,677	$ 80,872	$ 155,076
Less: Gain on sale of real estate, net	(2,702)	(2,702)	(44,117)	(2,106)	(70,682)
Less: Gain on insurance proceeds	—	—	(373) [3]	(2,111) [4]	—
Add: Loss on unconsolidated joint ventures	—	—	758 [5]	—	—
Add: Impairment loss from investments	—	—	3,977 [6]	5,500 [5]	—
Add: Interest expense	6,747	6,610	29,705	30,582	30,196
Add: Depreciation and amortization	9,462	9,462	39,071	39,216	37,555
EBITDAre	25,344	24,484	124,698	151,953	152,145
Add/(less): Non-recurring one-time items	3,895 [2]	3,895 [2]	22,841 [7]	(1,535) [8]	(3,074) [9]
Adjusted EBITDAre	**$ 29,239**	**$ 28,379**	**$ 147,539**	**$ 150,418**	**$ 149,071**
Interest expense	$ 6,747	$ 6,610	$ 29,705	$ 30,582	$ 30,196
Add: Capitalized interest	—	—	354	608	1,248
Fixed charges [10]	**$ 6,747**	**$ 6,610**	**$ 30,059**	**$ 31,190**	**$ 31,444**
Annualized Adjusted EBITDAre	$ 116,956	$ 113,516			
Annualized Fixed Charges	$ 26,988	$ 26,440			
Debt (net of debt issue costs)	$ 661,829	$ 661,829	$ 649,382	$ 693,388	$ 645,029
Debt to Adjusted EBITDAre	5.7x	5.8x	4.4x	4.6x	4.3x
Adjusted EBITDAre to Fixed Charges	4.3x	4.3x	4.9x	4.8x	4.7x

(1) Proforma includes annualized interest income from mortgage loans originated during 3Q21 through October 28, 2021 and annualized interest expense for the borrowing related to these investments which was reflected on our balance sheet as of September 30, 2021. See page 5 for additional information on loan originations.
(2) Represents the Senior Care and Abri Health settlement and related fees. See page 14 for Senior Care and Abri Health disclosure.
(3) Represents gain on insurance proceeds related to roof damage at a previously sold property.
(4) Represents gain from property insurance proceeds related to a previously sold property in Texas.
(5) In 4Q19, we wrote down our investment in an unconsolidated joint venture ("JV") to its estimated fair value as a result of the JV entering into a contract to sell the properties comprising the JV. In 2Q20, the JV sold the properties and we incurred an additional loss of $758.
(6) Represents an impairment loss relating to a 48-unit memory care in Colorado and a 61-unit assisted living community in Florida which was sold in 1Q21.
(7) Represents the $23,029 straight-line rent receivable write-off related to Senior Lifestyle, Genesis and another operator and the write-off of Senior Lifestyle's lease incentives balance offset by (3) above.
(8) Represents (4) above and $1,350 deferred rent repayment from an operator offset by $1,926 write-off of straight-line rent due to a lease termination.
(9) Represents net write-off of earn-out liabilities and the related lease incentives.
(10) Given we do not have preferred stock, our fixed-charge coverage ratio and interest coverage ratio are the same.

3Q 2021 SUPPLEMENTAL REPORT
FINANCIAL I 21

3Q 2021 SUPPLEMENTAL REPORT FINANCIAL I 22 INCOME STATEMENT DATA (UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS) 2021 2020 2021 2020 Revenues Rental income 29,320 $ 30,010 $ 91,097 $ 88,320 $ Interest income from mortgage loans 7,924 7,890 23,779 23,487 Interest and other income 228 273 1,005 1,257 Total revenues 37,472 38,173 115,881 113,064 Expenses Interest expense 6,610 7,361 20,442 22,617 Depreciation and amortization 9,462 9,766 28,847 29,232 Impairment charge — 941 — 941 Provision (recovery) for credit losses 68 (2) 59 (1) Transaction costs 4,046 63 4,271 197 Property tax expense 3,932 3,351 11,713 11,685 General and administrative expenses 5,318 4,814 15,688 14,494 Total expenses 29,436 26,294 81,020 79,165 Other Operating Income Gain on sale of real estate, net 2,702 30 7,392 44,073 Operating Income 10,738 11,909 42,253 77,972 Gain from property insurance proceeds — 373 — 373 Loss on unconsolidated joint ventures — — — (620) Income from unconsolidated joint ventures 376 56 1,041 287 Net Income 11,114 12,338 43,294 78,012 Income allocated to non-controlling interests (92) (121) (271) (292) Net income attributable to LTC Properties, Inc. 11,022 12,217 43,023 77,720 Income allocated to participating securities (113) (103) (346) (339) Net income available to common stockholders 10,909 $ 12,114 $ 42,677 $ 77,381 $ Earnings per common share: Basic $0.28 $0.31 $1.09 $1.97 Diluted $0.28 $0.31 $1.09 $1.97 Weighted average shares used to calculate earnings per common share: Basic 39,177 39,061 39,149 39,218 Diluted 39,177 39,112 39,149 39,269 Dividends declared and paid per common share $0.57 $0.57 $1.71 $1.71 THREE MONTHS ENDED SEPTEMBER 30, SEPTEMBER 30, NINE MONTHS ENDED

3Q 2021 SUPPLEMENTAL REPORT FINANCIAL I 23 CONSOLIDATED BALANCE SHEETS (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS) ASSETS Investments: Land $ 123,239 $ 127,774 Buildings and improvements 1,283,859 1,324,227 Accumulated depreciation and amortization (365,182) (349,643) Real property investments, net 1,041,916 1,102,358 Mortgage loans receivable, net of loan loss reserve: 2021—$2,608; 2020—$2,592 258,829 257,251 Real estate investments, net 1,300,745 1,359,609 Notes receivable, net of loan loss reserve: 2021—$189; 2020—$146 18,675 14,465 Investments in unconsolidated joint ventures 19,340 11,340 Investments, net 1,338,760 1,385,414 Other assets: Cash and cash equivalents 45,459 7,772 Debt issue costs related to bank borrowings 688 1,324 Interest receivable 37,476 32,746 Straight-line rent receivable 24,298 24,452 Lease incentives 2,726 2,462 Prepaid expenses and other assets 3,681 5,316 Total assets $ 1,453,088 $ 1,459,486 LIABILITIES Bank borrowings $ 134,400 $ 89,900 Senior unsecured notes, net of debt issue costs: 2021—$551; 2020—$658 527,429 559,482 Accrued interest 3,172 4,216 Accrued expenses and other liabilities 35,157 30,082 Total liabilities 700,158 683,680 EQUITY Stockholders’ equity: Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2021—39,374; 2020—39,242 394 392 Capital in excess of par value 854,921 852,780 Cumulative net income 1,431,798 1,388,775 Cumulative distributions (1,542,596) (1,474,545) Total LTC Properties, Inc. stockholders’ equity 744,517 767,402 Non-controlling interests 8,413 8,404 Total equity 752,930 775,806 Total liabilities and equity $ 1,453,088 $ 1,459,486 (unaudited) (audited) DECEMBER 31, 2020 SEPTEMBER 30, 2021

FUNDS FROM OPERATIONS – RECONCILIATION OF FFO AND FAD
(UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THREE MONTHS ENDED SEPTEMBER 30, 2021	THREE MONTHS ENDED SEPTEMBER 30, 2020	NINE MONTHS ENDED SEPTEMBER 30, 2021	NINE MONTHS ENDED SEPTEMBER 30, 2020
GAAP net income available to common stockholders	$ 10,909	$ 12,114	$ 42,677	$ 77,381
Add: Impairment charge	—	941	—	941
Add: Depreciation and amortization	9,462	9,766	28,847	29,232
Add: Loss on unconsolidated joint ventures	—	—	—	620
Less: Gain on sale of real estate, net	(2,702)	(30)	(7,392)	(44,073)
NAREIT FFO attributable to common stockholders	$ 17,669	$ 22,791	$ 64,132	$ 64,101
NAREIT Diluted FFO attributable to common stockholders per share	$0.45	$0.58	$1.64	$1.63
NAREIT FFO attributable to common stockholders	$ 17,669	$ 22,791	$ 64,132	$ 64,101
Add: Non-recurring items	3,895 (1)	5,099 (4)	4,653 (6)	22,841 (9)
FFO attributable to common stockholders, excluding non-recurring items	$ 21,564	$ 27,890	$ 68,785	$ 86,942
NAREIT FFO attributable to common stockholders	$ 17,669	$ 22,791	$ 64,132	$ 64,101
Non-cash income:				
Add (less): Straight-line rental income	44	(228)	(619)	(1,701)
Add: Amortization of lease incentives	158	108	386	502 (7)
Add: Other non-cash expense	—	5,472 (2)	758 (5)	23,029 (8)
Less: Effective interest income from mortgage loans	(1,473)	(1,570)	(4,700)	(4,648)
Net non-cash income	(1,271)	3,782	(4,175)	17,182
Non-cash expense:				
Add: Non-cash compensation charges	1,975	1,692	5,785	5,231
Less: Capitalized interest	—	(77)	—	(354)
Net non-cash expense	1,975	1,615	5,785	4,877
Funds available for distribution (FAD)	$ 18,373	$ 28,188	$ 65,742	$ 86,160
Less: Non-recurring income	3,895 (1)	(373) (3)	3,895 (1)	(373) (3)
Funds available for distribution (FAD), excluding non-recurring items	$ 22,268	$ 27,815	$ 69,637	$ 85,787

(1) Represents the Senior Care and Abri Health settlement and related fees ($3,895).
(2) Represents the write-off of straight-line rent receivable related to Genesis and another operator ($5,472).
(3) Represents the gain from insurance proceeds related to a previously sold property ($373).
(4) Represents the net of (2) and (3) from above.
(5) Represents a straight-line rent receivable write-off ($758).
(6) Represents the sum of (1) and (5) from above.
(7) Includes the Senior Lifestyle lease incentives write-off of $185.
(8) Represents the Senior Lifestyle straight-line rent receivable write-off ($17,557) and (2) from above.
(9) Represents the sum of (7) and (8) offset by (3) from above.

3Q 2021 SUPPLEMENTAL REPORT

FINANCIAL I 24

FUNDS FROM OPERATIONS – RECONCILIATION OF FFO PER SHARE

(UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	FFO		FAD	
FOR THE THREE MONTHS ENDED SEPTEMBER 30,	**2021**	**2020**	**2021**	**2020**
FFO/FAD attributable to common stockholders	$ 17,669	$ 22,791	$ 18,373	$ 28,188
Non-recurring one-time items	3,895 (1)	5,099 (2)	3,895 (1)	(373) (3)
FFO/FAD attributable to common stockholders excluding non-recurring items	21,564	27,890	22,268	27,815
Effect of dilutive securities:				
Participating securities	—	103	—	103
Diluted FFO/FAD excluding non-recurring items	$ 21,564	$ 27,993	$ 22,268	$ 27,918
Shares for basic FFO/FAD per share	39,177	39,061	39,177	39,061
Effect of dilutive securities:				
Stock options	—	—	—	—
Performance-based stock units	—	51	—	51
Participating securities	—	181	—	181
Shares for diluted FFO/FAD per share	39,177	39,293	39,177	39,293

	FFO		FAD	
FOR THE NINE MONTHS ENDED SEPTEMBER 30,	**2021**	**2020**	**2021**	**2020**
FFO/FAD attributable to common stockholders	$ 64,132	$ 64,101	$ 65,742	$ 86,160
Non-recurring one-time items	4,653 (4)	22,841 (5)	3,895 (1)	(373) (3)
FFO/FAD attributable to common stockholders excluding non-recurring items	68,785	86,942	69,637	85,787
Effect of dilutive securities:				
Participating securities	346	339	346	339
Diluted FFO/FAD	$ 69,131	$ 87,281	$ 69,983	$ 86,126
Shares for basic FFO/FAD per share	39,149	39,218	39,149	39,218
Effect of dilutive securities:				
Stock options	—	—	—	—
Performance based stock units	—	51	—	51
Participating securities	197	172	197	172
Shares for diluted FFO/FAD per share	39,346	39,441	39,346	39,441

(1) Represents the Senior Care and Abri Health settlement and related fees.
(2) Represents Genesis and another operator straight-line rent receivable write-off. See page 14 for operator disclosures.
(3) Represents a gain on insurance proceeds related to roof damage at a previously sold property.
(4) Represents a write-off of straight-line rent receivable as a result of transitioning an operator's lease to cash-basis accounting and (1) above.
(5) Represents a write-off of straight-line rent receivable and lease incentives relating to Senior Lifestyle and (2) and (3) above.

3Q 2021 SUPPLEMENTAL REPORT
FINANCIAL I 25

3Q 2021 SUPPLEMENTAL REPORT 26 ESG (ENVIRONMENTAL, SOCIAL & GOVERNANCE) At LTC, we recognize the importance of being good corporate stewards through socially responsible and sustainable practices within the confines of a REIT structure holding predominantly triple- net leases. We believe that integrating Environmental, Social and Governance (“ESG”) initiatives into our strategic objectives will contribute to our long-term success. In support of these initiatives, an internal working group in 2020 commenced a review of our ESG profile with the goal of enhancing our company’s corporate responsibility and sustainability practices. Our Board has formed a new committee to address diversity and ESG initiatives. We intend to provide more reporting about our ESG initiatives throughout 2021 and going forward. Driving Stakeholder Value Through Social Responsibility

3Q 2021 SUPPLEMENTAL REPORT Assisted Living Communities (“ALF”): The ALF portfolio consists of assisted living, independent living, and/or memory care properties.(See Independent Living and Memory Care) Assisted living properties are seniors housing properties serving elderly persons who require assistance with activities of daily living, but do not require the constant supervision skilled nursing properties provide. Services are usually available 24 hours a day and include personal supervision and assistance with eating, bathing, grooming and administering medication. The facilities provide a combination of housing, supportive services, personalized assistance and health care designed to respond to individual needs. Contractual Lease Rent: Rental revenue as defined by the lease agreement between us and the operator for the lease year. Coronavirus Stimulus Funds (“CSF”): CSF includes funding from various state and federal programs to support healthcare providers in dealing with the challenges of the coronavirus pandemic. Included in CSF are state-specific payments identified by operators as well as federal payments connected to the Paycheck Protection Program and the Provider Relief Fund. CSF is self-reported by operators in unaudited financial statements provided to LTC. Specifically excluded from CSF are the suspension of the Medicare sequestration cut, and increases to the Federal Medical Assistance Percentages (FMAP), both of which are reflected in reported coverage both including and excluding CSF. Earnings Before Interest, Tax, Depreciation and Amortization for Real Estate (“EBITDAre”): As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), EBITDAre is calculated as net income (computed in accordance with GAAP) excluding (i) interest expense, (ii) income tax expense, (iii) real estate depreciation and amortization, (iv) impairment write-downs of depreciable real estate, (v) gains or losses on the sale of depreciable real estate, and (vi) adjustments for unconsolidated partnerships and joint ventures. Funds Available for Distribution (“FAD”): FFO excluding the effects of straight-line rent, amortization of lease costs, effective interest income, deferred income from unconsolidated joint ventures, non-cash compensation charges, capitalized interest and non-cash interest charges. Funds From Operations (“FFO”):As defined by NAREIT, net income available to common stockholders (computed in accordance with U.S. GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. GAAP Lease Yield: GAAP rent divided by the sum of the purchase price and transaction costs. GAAP Rent: Total rent we will receive as a fixed amount over the initial term of the lease and recognized evenly over that term. GAAP rent recorded in the early years of a lease is higher than the cash rent received and during the later years of the lease, the cash rent received is higher than GAAP rent recognized. GAAP rent is commonly referred to as straight-line rental income. Gross Asset Value: The carrying amount of total assets after adding back accumulated depreciation and loan loss reserves, as reported in the company’s consolidated financial statements. Gross Investment: Original price paid for an asset plus capital improvements funded by LTC, without any depreciation deductions. Gross Investment is commonly referred to as undepreciated book value. Independent Living Communities (“ILF”): Seniors housing properties offering a sense of community and numerous levels of service, such as laundry, housekeeping, dining options/meal plans, exercise and wellness programs, transportation, social, cultural and recreational activities, on-site security and emergency response programs. Many offer on-site conveniences like beauty/barber shops, fitness facilities, game rooms, libraries and activity centers. ILFs are also known as retirement communities or seniors apartments. Interest Income: Represents interest income from mortgage loans and other notes. Licensed Beds/Units: The number of beds and/or units that an operator is authorized to operate at seniors housing and long-term care properties. Licensed beds and/or units may differ from the number of beds and/or units in service at any given time. Memory Care Communities (“MC”): Seniors housing properties offering specialized options for seniors with Alzheimer’s disease and other forms of dementia. These facilities offer dedicated care and specialized programming for various conditions relating to memory loss in a secured environment that is typically smaller in scale and more residential in nature than traditional assisted living facilities. These facilities have staff available 24 hours a day to respond to the unique needs of their residents. Metropolitan Statistical Areas (“MSA”): Based on the U.S. Census Bureau, MSA is a geographic entity defined by the Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics.A metro area contains a core urban area of 50,000 or more population. MSAs 1 to 31 have a population of 20.3M– 2.1M. MSAs 32 to 100 have a population of 2.1M– 0.6M. MSAs less than 100 have a population of 0.5M– 55K. Cities in a Micro-SA have a population of 216K– 13K. Cities not in a MSA has population of less than 100K. Mezzanine: In certain circumstances, the Company strategically allocates a portion of its capital deployment toward mezzanine loans to grow relationships with operating companies that have not typically utilized sale leaseback financing as a component of their capital structure. Mezzanine financing sits between senior debt and common equity in the capital structure, and typically is used to finance development projects or value-add opportunities on existing operational properties. We seek market-based, risk-adjusted rates of return typically between 12-18% with the loan term typically between four to eight years. Security for mezzanine loans can include all or a portion of the following credit enhancements; secured second mortgage, pledge of equity interests and personal/corporate guarantees. Mezzanine loans can be recorded for GAAP purposes as either a loan or joint venture depending upon specifics of the loan terms and related credit enhancements. GLOSSARY I 27 GLOSSARY

3Q 2021 SUPPLEMENTAL REPORT Micropolitan Statistical Areas (“Micro-SA”): Based on the U.S. Census Bureau, Micro-SA is a geographic entity defined by the Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics.A micro area contains an urban core of at least 10,000 population. Mortgage Loan: Mortgage financing is provided on properties based on our established investment underwriting criteria and secured by a first mortgage. Subject to underwriting, additional credit enhancements may be required including, but not limited to, personal/corporate guarantees and debt service reserves. When possible, LTC attempts to negotiate a purchase option to acquire the property at a future time and lease the property back to the borrower. Net Real Estate Assets: Gross real estate investment less accumulated depreciation. Net Real Estate Asset is commonly referred to as Net Book Value (“NBV”). Non-cash Rental Income: Straight-line rental income and amortization of lease inducement. Non-cash Compensation Charges: Vesting expense relating to stock options and restricted stock. Normalized EBITDAR Coverage: The trailing twelve month’s earnings from the operator financial statements adjusted for non-recurring, infrequent, or unusual items and before interest, taxes, depreciation, amortization, and rent divided by the operator’s contractual lease rent. Management fees are imputed at 5% of revenues. Normalized EBITDARM Coverage: The trailing twelve month’s earnings from the operator financial statements adjusted for non-recurring, infrequent, or unusual items and before interest, taxes, depreciation, amortization, rent, and management fees divided by the operator’s contractual lease rent. Occupancy: The weighted average percentage of all beds and/or units that are occupied at a given time. The calculation uses the trailing twelve months and is based on licensed beds and/or units which may differ from the number of beds and/or units in service at any given time. Operator Financial Statements: Property level operator financial statements which are unaudited and have not been independently verified by us. Payor Source: LTC revenue by operator underlying payor source for the period presented. LTC is not a Medicaid or a Medicare recipient. Statistics represent LTC's rental revenues times operators' underlying payor source revenue percentage. Underlying payor source revenue percentage is calculated from property level operator financial statements which are unaudited and have not been independently verified by us. Private Pay: Private pay includes private insurance, HMO, VA, and other payors. Proforma: Represents amounts as of September 30, 2021 excluding income from Senior Care/Abri Health and Senior Lifestyle and/or includes the interest income from and funded amounts on the two mortgage loans originated through October 28, 2021 and/or interest income from the mortgage loan originated during 3Q 2021, as noted on each proforma disclosure. Proforma also includes annualized interest expense for amount borrowed as of September 30, 2021 for the investments made at the end of September through October 28, 2021. Purchase Price: Represents the fair value price of an asset that is exchanged in an orderly transaction between market participants at the measurement date. An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets; it is not a forced transaction (for example, a forced liquidation or distress sale). Rental Income: Represents GAAP rent net of amortized lease inducement cost. Same Property Portfolio (“SPP”): Same property statistics allow for the comparative evaluation of performance across a consistent population of LTC’s leased property portfolio and the Prestige Healthcare mortgage loan portfolio. Our SPP is comprised of stabilized properties occupied and operated throughout the duration of the quarter-over-quarter comparison periods presented (excluding assets sold and assets held-for-sale). Accordingly, a property must be occupied and stabilized for a minimum of 15 months to be included in our SPP. Each property currently, or formerly, operated by Senior Lifestyle and Senior Care has been excluded from SPP and will be added back to SPP 15 months after the date of the transition to the new operator. Skilled Nursing Properties (“SNF”): Seniors housing properties providing restorative, rehabilitative and nursing care for people not requiring the more extensive and sophisticated treatment available at acute care hospitals. Many SNFs provide ancillary services that include occupational, speech, physical, respiratory and IV therapies, as well as sub-acute care services which are paid either by the patient, the patient’s family, private health insurance, or through the federal Medicare or state Medicaid programs. Stabilized: Properties are generally considered stabilized upon the earlier of achieving certain occupancy thresholds (e.g. 80% for SNFs and 90% for ALFs) and, as applicable, 12 months from the date of acquisition/lease transition or, in the event of a de novo development, redevelopment, major renovations or addition, 24 months from the date the property is first placed in or returned to service, or properties acquired in lease-up. Under Development Properties (“UDP”): Development projects to construct seniors housing properties. GLOSSARY I 28 GLOSSARY